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                                                                  EXHIBIT 99.2
                                                            Preliminary Copies

                        CHADMOORE WIRELESS GROUP, INC.

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON ________, 2001

                     SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Robert W. Moore and Stephen K.
Radusch, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock of Chadmoore Wireless
Group, Inc., a Colorado corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at _____________________, [ADDRESS] on ________, 2001, at 10:00 a.m.
local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement/Prospectus of the Company dated
________, 2001 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.


        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR BOTH PROPOSALS 1 AND 2.


                                                    --------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                         SIDE
                                                    --------------

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        Please mark
[ ]     votes as in
        this example

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED
        TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT
        YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

        A vote FOR the following proposals is recommended by the Board of
Directors:

        1. To approve the Agreement and Plan of Reorganization, dated August 21,
2000, as amended August 31, 2000, February 20, 2001, June 29, 2001 and November
__, 2001, among Nextel Communications, Inc., Nextel Finance Company, a wholly owned subsidiary of Nextel Communications, Inc., and Chadmoore Wireless Group,
Inc. under which Nextel Finance will acquire substantially all of Chadmoore's operating assets, together with limited liabilities, in exchange for shares of class A common stock of Nextel or cash.

        [ ]   FOR             [ ]   AGAINST                [ ]  ABSTAIN


2.   To approve both the dissolution of Chadmoore and its plan of liquidation.

        [ ]   FOR             [ ]   AGAINST                [ ]  ABSTAIN



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

                                                                          MARK HERE
                                                      MARK HERE          IF YOU PLAN
                                                     FOR ADDRESS          TO ATTEND
                                                     CHANGE AND              THE
                                                    NOTE AT LEFT   [ ]     MEETING    [ ]



PLEASE SIGN HERE. If shares of stock are held jointly,  Signature:                      Date:
both or all of such persons should sign. Corporate or             ---------------------      ----------
partnership proxies should be signed in full corporate
or partnership name by an authorized person.  Persons
signing in a fiduciary capacity should indicate their   Signature:                      Date:
full titles in such capacity.                                     ---------------------      ----------
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